UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of Earliest Event Reported) – June 13, 2005

NATIONAL ATLANTIC HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	000-51127	22-3316586

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Paragon Way, Freehold, New Jersey		07728

(Address of principal executive offices)		(Zip Code)

                    (732) 665-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements, Pro Form Financial Information and Exhibits.
SIGNATURES
EX-99.1: PRESS RELEASE

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 13, 2005, National Atlantic Holdings Corporation issued a press release announcing the appointment of Dr. Martin Krupnick as a director of National Atlantic Holdings Corporation. Dr. Krupnick was appointed to the Audit Committee as well as the Nominating and Corporate Governance Committee of the Board of Directors.

     National Atlantic Holdings Corporation further announced that Andrew C. Harris has voluntarily resigned from its Board of Directors. Mr. Harris’s decision follows his appointment as President of National Atlantic Holding Corporation’s subsidiary, Proformance Insurance Company, on June 13, 2005.

     Further, the Board of Directors of Proformance Insurance Company elected Mr. Paul Monacelli and Ms. Doris E. Zampella to the Proformance Insurance Company Board of Directors. Mr. Monacelli and Ms. Zampella are each Partner Agents of Proformance Insurance Company.

Item 9.01	Financial Statements, Pro Form Financial Information and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ATLANTIC HOLDINGS CORPORATION

By:	/s/ Frank J. Prudente

	Name:	Frank J. Prudente
	Title:	Executive Vice President- Corporate Finance and Treasurer

Dated: June 15, 2005